Exhibit 99
NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

STAGE STORES BOARD DECLARES QUARTERLY CASH DIVIDEND

HOUSTON, TX, February 27, 2009 - Stage Stores, Inc. (NYSE: SSI) today announced that its Board of Directors has declared a quarterly cash dividend of five cents per share on the Company’s common stock, payable on March 25, 2009 to shareholders of record at the close of business on March 10, 2009.

Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small and mid-size towns and communities through 738 stores located in 38 states.  The Company operates its stores under the four names of Bealls, Palais Royal, Peebles and Stage.  For more information about Stage Stores, visit the Company’s web site at www.stagestores.com.

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